UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2011

FEDERAL HOME LOAN MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	001-34139	52-0904874

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2011, Laurence E. Hirsch notified Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation), that he does not wish to stand for re-election to Freddie Mac’s Board of Directors at the expiration of his current term. Mr. Hirsch initially joined the Board of Directors in December 2008, and was most recently re-elected on February 17, 2011 by written consent of the Federal Housing Finance Agency, the Conservator of Freddie Mac, for a term that will end (i) on the date of the next annual meeting of stockholders of Freddie Mac, or (ii) on the date the Conservator next executes a written consent for the purpose of electing directors, whichever occurs first.

A copy of the press release issued by Freddie Mac on October 24, 2011 regarding Mr. Hirsch is attached as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

  (d)  Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release, dated October 24, 2011, issued by Freddie Mac

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ John R. Dye

John R. Dye
SVP — Interim General Counsel & Corporate Secretary

Date: October 24, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated October 24, 2011, issued by Freddie Mac